UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2011

WNC California Housing Tax Credits III, L.P.
 (Exact name of registrant as specified in its charter)

California	0-23908	33-0531301
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

As previously disclosed in definitive consent solicitation materials filed by the registrant on March 24, 2011, the registrant has conducted a solicitation of consents from its security holders to a proposal.

The proposal entailed approval of the sale of an apartment complex in which the registrant has an interest.  Majority approval of the proposed plan of liquidation was received on May 2, 2011.

Security holders were entitled to one vote for each security held. The result of the solicitation for the proposal as of May 2, 2011 is as follows:

A total of 10,284.08 votes were received, of which 9,072.42 (50.4% of the total outstanding) were in favor of the proposal, 1,001.66 (5.6%) were in opposition, and 210 (1.2%) were in abstention.

As stated above, the solicitation was conducted through written consents. No meeting of the registrant’s security holders was held.

Item 9.01.                      Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	WNC CALIFORNIA HOUSING TAX CREDITS III, L.P.

By:	/s/ MELANIE WENK
	Name:	Melanie Wenk
	Title:	Vice President - Chief Financial Officer of WNC & Associates, Inc., General Partner of General Partner of registrant